Exhibit 99.1

V PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE, V BRIDGE BANCORB INC Revocable Proxy - Bridge Bancorp, lnc. Notice o12015 Annual Meeting of Shareholders Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, NY 11932 Proxy Solicited by Board of Directors for Annual Meeting - May 8, 2015 The undersigned shareholder of Bridge Bancorp, lnc. (the "Company"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in iact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shaieholders of the Company to be held at the offices of ihe Company's subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton,NewYorkllg32 onFriday,May8,2015at11:00a.m.localtime,andatanyandalladjournmentsthereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, lf no direction is made, an executed proxy will be voted "FOR" ltems 1,2,3,4,5, 6 and 7' ln their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting' (ltems to be voted appear on reverse side,)

IBRTDGE BANCORP, rNC, LOGOI I M PORTA N T A NN UAL M EETI NG I N FO RMATI O N Using aþ!9f,i4! pen, mark votes with an X as shown in this example. Please do not write outside the designated areæ x (LEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE < A. Proposals - The Board of Directors recommends a vote ruB Proposals I - 7. FOR AGAINST ABSTAIN A proposal to approve the issuance ofshares ofBridge Bancorp, Inc. common stock to Community National Bank shareholders at the completion of the merger (the "merger") of Community National Bank with and into The Bridgehampton National Bank pursuant to an Agreement and Plan of Merger dated December 14,2014 (the "merger agreement"), or more adjournments of the annual meeting, if necessary or appropriate, permit further solicitation ofproxies in favor ofthe issuance ofshares ofBridge ck to Community National Bank shareholders at the completion of the merger. A proposal to amend Bridge Bancorp, Inc.'s certificate of incorporation to increase the number ofshares of common stock, par value $0,01 per share, that Bridge Bancorp is authorized to issue from 20 million to 40 million. The election oftwo directors to Bridge Bancorp, Inc.'s board ofdirectors, to hold oflìce for a term ofthree years and until their successors are elected an qualified. A proposal to approve, on an advisory (non-binding) basis, Bridge Bancorp's executive oompensation as described in the attached joint proxy statemonVprospectus. The ratification ofthe appointment ofCrowe Horwath LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31,2015. Any other business which may properly come before the annual meeting or any adjournment or postponement thereof. tr tr 2 tr tr tr tr 3 4 FOR AGAINST ABSTAIN tr FOR AGAINST ABSTAIN tr FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN tr 5 6 7 B. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, irustee, guardia;, or custodian, please give full title. If the signer is a corporation, please sign fulI corporate name by duly authorized offi cer. S Date { Clientsi I 05 7/00237 454.DOCX/ \ I - Please within the 2 - Ploæe within the box.